UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 10, 2012

FIRST NIAGARA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

(716) 819-5500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

First Niagara Financial Group, Inc. (the “Company”) announced that it has reviewed the recently released reports of Institutional Shareholder Services and Glass, Lewis & Co., both proxy advisory firms, that recommended that votes for the re-election of Mr. Carl A. Florio be withheld because, as a member of the Company’s Audit Committee, he was not deemed to be an “independent director” as defined by those firms. While Mr. Florio meets the independent director requirements of the NASDAQ, he is still deemed to be “affiliated” with the Company by the proxy advisory firms given his prior role as its Eastern New York Market President that ended in January 2008.

While the Company’s Board of Directors continues to fully support Mr. Florio as a director, it appreciates the perspective of the proxy advisory firms. Accordingly, effective April 10, 2012, Mr. Florio stepped down as a member of the Company’s Audit Committee. The Board’s Governance/Nominating Committee will nominate an existing director meeting the independent director standards of Institutional Shareholder Services and Glass, Lewis & Co. for action at the next board meeting.

Mr. Florio, a director since January 2009, remains a candidate for re-election to the board of directors. There are no disagreements between the Company and Mr. Florio on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 10, 2012	By:	/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer (Duly authorized representative)